VIRGIN ORBIT FILES CHAPTER 11 PLAN AND RELATED DISCLOSURE STATEMENT

Provides Path to Complete Value-Maximizing Sale Process

LONG BEACH, CA – (APR. 19, 2023) – Virgin Orbit Holdings, Inc. and its U.S. subsidiaries (the “Company” or “Virgin Orbit”), a responsive space launch provider, announced today that it filed a plan, which provides for, among other things, resolution of outstanding claims and interests (the "Plan") and a related Disclosure Statement in the U.S. Bankruptcy Court for the District of Delaware ("the Court"). The Plan and Disclosure Statement are subject to Court approval. As previously announced, the Company is pursuing a competitive sale process in order to maximize value for all stakeholders. The Company has proposed a May 4th deadline for indications of interest (“IOI”) and has asked the Court to approve bid procedures including the IOI deadline and a bid deadline of May 14, 2023. Any sale transaction will be implemented according to the Plan or according to a separate sale order under section 363 of the Bankruptcy Code. Pursuant to the proposed Plan, the sale proceeds will be distributed in accordance with the Plan and any applicable sale order.

Dan Hart, chief executive of Virgin Orbit, said, “We continue to make important progress and remain focused on positioning the Company to complete our sale process to the benefit of all stakeholders. We expect the filing of the Plan and Disclosure Statement will help us to efficiently conclude the Chapter 11 process once we have completed the sale of the Company. We remain committed to working with our investors and creditors throughout this process to achieve an optimal outcome for everyone.”

A Court hearing to consider approval of the Disclosure Statement related to the Plan is currently scheduled for May 24, 2023. Following Court approval of the Disclosure Statement, Virgin Orbit will distribute the Plan and Disclosure Statement to voting creditors for their consideration. This press release is not intended as a solicitation for a vote on the Plan. Any such solicitation will be made pursuant to and in accordance with the Disclosure Statement and applicable law, including orders of the Bankruptcy Court.

The full terms of the Plan and Disclosure Statement are available online at https://cases.ra.kroll.com/virginorbit/.

As previously announced, on April 4, 2023, the Company and its U.S. subsidiaries filed a voluntary proceeding under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court in the District of Delaware in order to effectuate a sale of the business.

For more information about Virgin Orbit’s Chapter 11 case, please visit https://cases.ra.kroll.com/virginorbit/ or contact Kroll, the Company’s noticing and claims agent, at +1 833-570-5269 (Toll Free), +1 646-440-4773 (International) or by e-mail at VirginOrbitInfo@ra.kroll.com.

Virgin Orbit is represented by Latham & Watkins as restructuring counsel, Young Conaway Stargatt & Taylor, LLP as local restructuring counsel, Alvarez & Marsal as restructuring advisor, and Ducera as investment banker. Virgin Group is represented by Davis Polk & Wardwell as restructuring counsel, Morris, Nichols, Arsht & Tunnell as local restructuring counsel, and FTI Consulting as financial advisor.

About Virgin Orbit
Virgin Orbit Holdings, Inc operates one of the most flexible and responsive space launch systems ever built. Founded by Sir Richard Branson in 2017, the Company began commercial service in 2021, and has already delivered commercial, civil, national security, and international satellites into orbit. Virgin Orbit’s LauncherOne rockets are designed and manufactured in Long Beach, California, and are air-launched from a modified 747-400 carrier aircraft that allows Virgin Orbit Holdings, Inc to operate from locations all over the world in order to best serve each customer’s needs. Learn more at www.virginorbit.com and visit us on LinkedIn, on Twitter @virginorbit, and on Instagram @virgin.orbit.

Cautionary Statements Related to Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the timing and results of the Company’s sale process, including the use of any proceeds related thereto; the outcome of the upcoming Court hearing relating to the Disclosure Statement; and Virgin Orbit’s ability to maximize value for its constituents and stakeholders. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the timing and outcome of the Company’s Chapter 11 proceedings; the impact of the Chapter 11 proceedings on the listing of the Company’s securities on the Nasdaq Stock Market; the impact of the Termination and Debrand Agreement, dated April 2, 2023, with Virgin Enterprises Limited on the Company’s business, as well as the factors, risks and uncertainties included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as well as in the Company’s subsequent filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Information section of the Company’s website at www.virginorbit.com. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Virgin Orbit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Inquiries
Virgin Orbit
Alison Patch, Senior Director of Communications (US)
+1 949 616 2504
Alison.patch@virginorbit.com